EXHIBIT A


                  VSE CORPORATION 1996 STOCK OPTION PLAN


  Section 1 Purpose. The purpose of the VSE Corporation 1996 Stock Option Plan (the "Plan") is to promote the interests of VSE Corporation, its Subsidiaries and divisions (the "Company") and its stockholders by (a) providing incentives for executives, other key employees, and Outside Directors of VSE Corporation and its Subsidiaries, (b) encouraging stock ownership to such individuals by providing them with a means to acquire a proprietary interest in the Company, and (c) aiding in attracting and retaining individuals of the caliber necessary for the continued growth and profitability of the Company.

  Section 2  Definitions.   For purposes of the Plan, the following terms
  shall have the meanings set forth below:

  (a) "Award" or "Awards" means an award or grant of Non-qualified Stock Options made to a Participant under Section 4 of the Plan.

  (b)  "Board" means the Board of Directors of VSE Corporation.

  (c) A "Change of Control" shall be deemed to have occurred if (i) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned directly or indirectly in the aggregate by the former owner or affiliate of the Company, or any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (ii) the Company shall sell all or substantially all of its assets to another corporation which is not a wholly owned subsidiary of VSE or an affiliate thereof, or (iii) a person, within the meaning in Section 3(a)(9) or of
  Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provision of Rule 13d 3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

  (d) "Code" means the Internal Revenue Code of 1986, as in effect from time to time or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

  (e) "Common Stock" means the Common Stock of VSE Corporation, par value of $.05 per share, or any security of the Company issued in substitution, exchange, or in lieu thereof.

  (f) "Disability" means disability as determined by the Board in accordance with standards and procedures similar to those under the Company's long term disability plan.

  (g) "Discretionary Option" means a Non-qualified Stock Option to purchase Common Stock that is granted to a Participant who is not an Outside Director.

  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

  (i) "Fair Market Value" means on any given date, the average closing price of the Common Stock as reported on the consolidated transaction reporting system for the National Association of Securities Dealers for such of the 30 calendar days prior to the award during which reported trades of Common Stock occurred.

  (j) "Insider" means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act with respect to the Company.

  (k) "Nondiscretionary Option" means a Non-qualified Stock Option to purchase Common Stock that is granted to Outside Directors pursuant to
  Section 7 hereof.

  (l) "Non-qualified Stock Option" means an option to purchase shares of stock during such specified time as the Committee may determine, not to exceed five (5) years, that is granted pursuant to Section 4 hereof, that does not meet the requirements of Code Section 422, or if meeting those requirements, is not intended to be an incentive stock option under Code
  Section 422.

  (m) "Outside Directors" means any member of the Board who, on the date of the granting of an option hereunder, is not an officer or employee of the Company. Outside Directors shall not be eligible to receive Discretionary Options.

  (n) "Participant" means any person who is employed by the Company or is an Outside Director and who is granted an Award under the Plan.

  (o) "Retirement" means retirement from active employment with the Company or active as a member of the Board of Directors on or after the normal retirement date specified in the Company's retirement plan or such earlier retirement date as approved by the Committee for purposes of this Plan.

  (p) "Subsidiary" shall mean a subsidiary corporation of the Company, whether now or hereafter existing, and whether direct or indirect, as defined in Section 424(f) of the Code.

  (q) "Termination for Cause" means termination of the Participant s employment by the Company by written notice to the Participant, specifying the event relied upon for such termination, due to (i) the Participant's willful misconduct in respect of his or her duties for the Company, (ii) conviction for a felony or perpetration of a common law fraud, (iii) failure to comply with applicable laws or corporate policies with respect to the execution of the Company's business operations, (iv) theft, fraud, embezzlement, dishonesty or other conduct which has resulted or is likely to result in economic damage to the Company, or (v) the failure by the Participant to substantially perform the Participant's duties and obligations as determined by his or her supervisor, other than any such failure resulting from the Participant's incapacity due to physical or mental illness.

  (r) "Vesting" or "vest" means the ability to exercise the stock option at one time or in such installments over the balance of the vesting period as may be provided in the stock option agreement.

  (s) "Voluntary Termination" means the voluntary termination of a Participant who chooses to cease employment.

  Section 3 Administration. The portion of the Plan which relates to the grant of Discretionary Options shall be administered by the Board, provided that a majority of the members of the Board and a majority of the members of the Board acting on the matter are Outside Directors. Alternatively, if the Board shall not satisfy the foregoing provisions or if the Board shall otherwise so specify, the portion of the Plan which relates to the grant of Discretionary Options shall be administered by a committee of at least three directors, all of whom must be Outside directors. In any event, the portion of the Plan which relates to the grant of Nondiscretionary Options shall be administered by the Board. To administer the Plan, the Board may consider, but is not required to consider, the recommendations of the Board's Compensation Committee.

  (a) The Board is authorized, subject to the provisions of the Plan, to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan, and to make all other determinations necessary or advisable for all the administration of the Plan. The Board may designate persons other than members of the Board to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Board may not delegate its authority with regard to selection for participation of and the granting of Discretionary Options to persons subject to Section 16(a) and 16(b) of the Exchange Act, except as specified herein. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all Participants in the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Board, by execution of instruments in writing in such form as approved by the Board ( stock option agreement ).

  (b) The granting of Nondiscretionary Options under the Plan and the amount, price, vesting and timing of Nondiscretionary Option shall be automatic, as described in Section 7 hereof. All questions of interpretation of the Plan with respect to Nondiscretionary Options will be determined by the Board.

  Section 4  Grants.   Grants under the Plan are in the form of
  Non qualified Stock Options to purchase shares of Common Stock. Non-qualified Stock Options are herein called "stock options." Stock options may be granted from time to time under the Plan for up to one hundred and nine thousand four hundred and seventy nine (109,479) shares in the aggregate of Common Stock. Of these aggregate shares, 21,896 shares are reserved for Nondiscretionary Options and 87,583 shares are reserved for Discretionary Options. Either authorized but unissued shares or reacquired shares may be used for grants. The Company may purchase shares required for this purpose. If any outstanding stock option for any reason expires or is terminated without having been exercised in full, the Common Stock allocable to the unexercised portion of such stock option shall (unless the Plan shall have been terminated) become available for subsequent grants of stock options. In no event will the determination of the number of shares available be calculated in a manner inconsistent with applicable laws and regulations as in effect from time to time.

  Section 5   Participation.   Employees eligible for Discretionary Options
  shall be selected by the Board from time to time from among those executives and other key employees of the Company who are in a position to contribute materially to the success of the Company. Participants who are Outside Directors shall only be eligible to receive Nondiscretionary Options under the Plan.

  (a) No Participant shall have any rights as a stockholder with respect to any shares subject to his or her stock options prior to the date as of which he or she is actually recorded as the holder of the Common Stock covered by such stock options upon the stock records of the Company.

  (b) Nothing in the Plan or any stock option granted hereunder shall confer upon any employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his or her employment at any time.

  (c) No stock option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution.

  Section 6  Conditions of Discretionary Options.

  (a) Discretionary Options shall be evidenced by stock option agreements, which shall be subject to the applicable provisions of the Plan and contain such other provisions as the Board shall determine from time to time, such as a defined vesting period with respect to the initial exercisability of the Discretionary Option. A Discretionary Option may be exercised at one time or in such installments over the balance of the vesting period as may be provided in the stock option agreement.

  (b) The Discretionary Option price per share shall be not less than the Fair Market Value of the Common Stock as of the date each Discretionary Option is granted.

  (c) The Board may permit the voluntary surrender of all or a portion of any Discretionary Option to be conditioned upon the granting of a new stock option.

  (d) If a Change of Control of the Company occurs, then notwithstanding any provision of this section or of any provisions of any option agreements to the contrary, all Awards which have not terminated and which are then held by any Participant shall, as of such Change of Control, become immediately vested and exercisable without regard to the exercise period specified in any relevant stock option agreement.

  (e) The obligation of the Company to issue, transfer or deliver Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such issue, transfer or delivery, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares of Common Stock reserved for issuance, if any, shall have been eligible for trading on the Nasdaq National Market System, or as the case may be, listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class may then be listed and (iii) all other applicable laws, regulations, rules and orders which shall then be in effect.

  (f) If the Board determines that a Participant is incapacitated and unable to exercise the Discretionary Options granted under the Plan and has not designated a legal representative, the Board, in its discretion, may authorize the assignment of the power to exercise such stock options to a fiduciary, legal guardian or other individual whom the Board deems appropriate based on the applicable facts and circumstances. Due consideration shall be given to any such assignment provided by the Participant prior to the incapacity.

  (g) The Company will withhold applicable taxes required by law from all amounts paid in satisfaction of an Award. A Participant may satisfy the withholding obligation by (i) paying the amount of any taxes in cash,
  (ii) with the approval of the Board at the time applicable taxes are due or as provided in the stock option agreement, shares of Common Stock may be deducted from the payment to satisfy the obligation in full or in part, or (iii) with the approval of the Board at the time applicable withholding taxes are due, deliver already owned Common Stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Common Stock as of the date when the withholding is required to be made. Any use of Common Stock by an Insider for payment of applicable withholding taxes shall be subject to the provisions of Rule 16b 3 of the Exchange Act as to the manner and timing of the election.

  (h) Caption preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions hereof.

  Section 7 Conditions of Nondiscretionary Options.

  (a) Grant of Options. Except as provided below and subject to the total number of shares reserved for Nondiscretionary Options in Section 4 of the Plan, each Outside Director as of February 6, 1996, will be granted an option to purchase one thousand, eight hundred and seventy seven (1,877) shares of Common Stock. Each year thereafter, commencing January 1, 1997, each then serving Outside Director will be granted an option to purchase three hundred (300) shares of Common Stock. If a sufficient number of shares is unavailable in any year to provide for the total Nondiscretionary awards, the number of shares in such year shall be prorated accordingly. The foregoing number of shares shall be adjusted in accordance with the principles of Section 10 if an event described therein occurs. Notwithstanding anything in the Plan to the contrary, the provisions of this Section 7(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

  (b) Nondiscretionary Options shall be evidenced by stock option agreements, which shall be subject to the applicable provisions of the Plan. Each Nondiscretionary Option shall be vested as follows: 25% immediately upon date of grant, and 25% on each successive anniversary date after the date of grant (100% vested after three years). The Nondiscretionary Option shall be exercised only to purchase whole shares, and in no case may a fraction of a share be purchased. The right of the Participant to purchase shares of Common Stock with respect to which this option has become exercisable as herein provided may be exercised in whole or in part at any time, prior to the fifth anniversary of the date of grant.

  (c) The Nondiscretionary Option price per share shall be not less than the Fair Market Value of the Common Stock as of the date each Nondiscretionary Option is granted.

  (d) The Board may permit the voluntary surrender of all or a portion of any Nondiscretionary Option to be conditioned upon the granting of a new stock option.

  (e) If a Change of Control of the Company occurs, then notwithstanding any provision of this section or of any provisions of any stock option agreements to the contrary, all Awards which have not terminated and which are then held by any Participant shall, as of such Change of Control, become immediately vested and exercisable without regard to the exercise period specified in any relevant stock option agreement.

  (f) The obligation of the Company to issue, transfer or deliver Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such issue, transfer or delivery, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the Common Stock reserved for issuance, if any, shall have been eligible for trading on the Nasdaq National Market System, or as the case may be, listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class may then be listed and (iii) all other applicable laws, regulations, rules and orders which shall then be in effect.

  (g) If the Board determines that a Participant is incapacitated and unable to exercise the Nondiscretionary Options granted under the Plan and has not designated a legal representative, the Board, in its discretion, may authorize the assignment of the power to exercise such stock options to a fiduciary, legal guardian or other individual whom the Board deems appropriate based on the applicable facts and circumstances. Due consideration shall be given to any such assignment provided by the Participant prior to the incapacity.

  (h) The Company will withhold applicable taxes required by law from all amounts paid in satisfaction of an Award. A Participant may satisfy the withholding obligation by (i) paying the amount of any taxes in cash, (ii) with the approval of the Committee at the time applicable taxes are due or as provided in the stock option agreement, Common Stock may be deducted from the payment to satisfy the obligation in full or in part, or (iii) with the approval of the Board at the time applicable withholding taxes are due, deliver already owned Common Stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Board with reference to the Fair Market Value of the Common Stock on that date when the withholding is required to be made. Any use of Common Stock by an Insider for payment of applicable withholding taxes shall be subject to the provisions of Rule 16b 3 of the Exchange Act as to the manner and timing of the election.

  (i) Caption preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions hereof.

  Section 8   Exercise of Awards.

  (a) Subject to Sections 6 and 7, each stock option will be exercisable in whole or in part from time to time, prior to its cancellation or termination, by written notice to the Company specifying the number of shares, with respect to which it is being exercised. If any stock option is being exercised, such notice shall be accompanied by payment in full of the purchase price by cash or check or in other form acceptable to the Board including Common Stock or partly in cash or check and partly in such shares, except that the Board may, from time to time, impose limits and conditions on the use of such shares for payment. The Board may alternatively permit, under such terms and conditions as it may establish from time to time, payment methods for option exercises which will enable a Participant (other than a Participant who, at the time of exercise, is subject to Section 16(b) of the Exchange Act) to pay the exercise price of a stock option, and any applicable withholding taxes, from the proceeds of the sale of shares received as a result of the exercise of such stock option, through the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the stock option and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price. Certificates for shares to be received upon the exercise of stock options will be delivered in regular course. All fractional shares are payable in cash.

  (b) Except as provided in Section 9, a stock option may be exercised during the lifetime of the Participant only by the Participant, and after his or her death by the persons to whom the stock option has been transferred by will or by laws of descent and distribution. Stock options are not otherwise transferable.

  Section 9  Termination of Stock Options.   Each stock option will
  terminate upon the earlier of (a) or (b) below.

  (a) The date fixed by the Board when the stock option is granted as set forth in the relevant stock option agreement, not to exceed five years from date of grant.

  (b) Voluntary termination of employment, in which the Participant shall forfeit all rights and Awards for unexercised and nonvested options under the Plan, except as follows:

  (i) If the Participant dies while an employee, vested options may be exercised within one year from death of Participant, not to exceed the stock option termination date.

  (ii) Upon the Participant's Retirement vested shares may be exercised within three years after the date of such Retirement, not to exceed the stock option termination date.

  (iii) If the Participant's employment is terminated for Disability or due to a lay off by the Company, vested options may be exercised within one year after termination, not to exceed the stock option termination date.

  (iv) If the Board determines that the stock option may be exercised (whether or not it was fully exercisable) for a longer period of time.

  (v) In the event of a Change-of-Control, all stock options shall vest immediately and may be exercised within one year thereafter, not to exceed the stock option terminate date.

  Notwithstanding anything hereinabove to the contrary, if a Participant's employment is terminated by reason of Termination for Cause, his or her ability to exercise any stock option shall terminate on the date of such termination of employment. For this purpose, the determination of the Board as to whether a Participant's employment was terminated for reason of Termination for Cause is final and binding on the Participant.

  Section 10 Adjustments. In the event of any change in the Common Stock, through the declaration of stock dividends, through recapitalization resulting in stock splits, reverse stock splits, or combinations of shares, or as the result of similar events, pro rata adjustment shall be automatically made in the number of shares available for issuance pursuant to the exercise of Options under the Plan, in the number of shares and price per share of all shares subject to outstanding stock options.

  Section 11 Amendment and Termination. The Board may alter, suspend or terminate the Plan. Except as provided in Sections 6, 7, and 10, the Board may not, however, increase the maximum number of shares of Common Stock which may be issued under the Plan in the aggregate, materially increase or decrease the benefits accruing to Participants under the Plan or materially modify the requirements regarding eligibility for participation in the Plan or, without the written consent of the holder thereof, alter or impair any stock option previously granted under the Plan. No stock option may be granted after the termination of the Plan, but stock options previously granted may vest and be exercised in accordance with their terms.

  Section 12 Term. The Plan shall be adopted by the Board effective as of February 6, 1996, subject to approval by the Company's stockholders. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the Plan or February 5, 2006, whichever occurs first.

  Section 13 Governing Law. The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Delaware and construed in accordance therewith.